Exhibit 4.2


DRAFT


                   AMENDED AND RESTATED MORTGAGES TRUST DEED

                              DATED {circle}, 2005

                                  HALIFAX PLC

                                      AND

                       PERMANENT FUNDING (NO. 1) LIMITED

                                      AND

                      PERMANENT MORTGAGES TRUSTEE LIMITED

                                      AND

                              SFM OFFSHORE LIMITED


                              [ALLEN & OVERY LOGO]
                                ALLEN & OVERY LLP
                                     LONDON



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
                                   CONTENTS

CLAUSE                                                                        PAGE

1.    Definition and Construction..............................................  1
2.    Creation of Mortgages Trust..............................................  2
3.    Conditions Precedent.....................................................  2
4.    Acquisition by Funding 1 of an Increased Interest in the Trust Property..  3
5.    Initial Funding 1 Share and Initial Seller Share.........................  4
6.    Acquisition by Seller of an Interest Relating to Capitalised Interest....  5
7.    Payment by the Seller to Funding 1 of the Amount Outstanding under an
      Intercompany Loan........................................................  5
8.    Adjustment of Funding 1 Share Percentage and Seller Share Percentage on
      Calculation Dates........................................................  6
9.    Minimum Seller Share.....................................................  8
10.   Allocation and Distribution of Revenue Receipts.......................... 10
11.   Allocation and Distribution of Principal Receipts........................ 11
12.   Allocation of Losses..................................................... 13
13.   Funding 2 becomes a Beneficiary of the Mortgages Trust................... 13
14.   Ledgers.................................................................. 13
15.   Costs and Expenses of the Mortgages Trustee.............................. 14
16.   Directions from Beneficiaries............................................ 14
17.   Transfers................................................................ 15
18.   Covenants of the Mortgages Trustee....................................... 15
19.   Power to Delegate........................................................ 16
20.   Powers of Investment..................................................... 17
21.   Other Provisions regarding the Mortgages Trustee......................... 17
22.   No Retirement of Mortgages Trustee....................................... 18
23.   Termination.............................................................. 18
24.   Further Assurances....................................................... 19
25.   Amendments............................................................... 19
26.   Non Petition Covenant.................................................... 19
27.   No Partnership or Agency................................................. 19
28.   Calculations............................................................. 19
29.   No Waiver; Remedies...................................................... 19
30.   Severability............................................................. 20
31.   Tax...................................................................... 20
32.   Confidentiality.......................................................... 20
33.   Exclusion of Third Party Rights.......................................... 21
34.   Addresses for Notices.................................................... 21
35.   Governing Law and Submission to Jurisdiction............................. 21
36.   Exclusion of Trustee Act 2000............................................ 22

Signatories.................................................................... 23
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THIS AMENDED AND RESTATED MORTGAGES TRUST DEED is made on {circle}, 2005 between:

(1) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacities as SELLER, BENEFICIARY and CASH MANAGER);

(2) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (in its capacity as a BENEFICIARY);

(3) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as MORTGAGES TRUSTEE); and

(4) SFM OFFSHORE LIMITED (registered number 76015), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as SHARE TRUSTEE of the Mortgages Trustee).

WHEREAS:

(A) The Mortgages Trust was constituted by the Share Trustee of the Mortgages Trustee in favour of Funding 1 and the Seller on the terms and subject to the conditions set out in the Mortgages Trust Deed (as amended and/or restated by this Deed and from time to time, the MORTGAGES TRUST DEED).

(B) The Mortgages Trustee holds the Trust Property as bare trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(C) The Seller carries on the business of, inter alia, originating residential first mortgage loans to individual Borrowers in the United Kingdom and of managing and administering such mortgage loans. The Seller assigned the Initial Portfolio to the Mortgages Trustee on 14th June, 2002 and (from time to time) has sold and may sell New Portfolios to the Mortgages Trustee, pursuant to the terms of the Mortgage Sale Agreement. The Initial Portfolio is, and any New Portfolios are and shall be, held by the Mortgages Trustee (in relation to Scottish Loans, in its capacity as trustee under a Scottish Declaration of Trust) on trust for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(D) The parties to the Mortgages Trust Deed have agreed to amend and restate the terms of the Mortgages Trust Deed as set out herein.

NOW THIS DEED WITNESSES:

1.    DEFINITIONS AND CONSTRUCTION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated {circle}, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the

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      context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

1.2 This Deed amends and restates the Mortgages Trust Deed made on 13th June, 2002 as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004 and 18th November, 2004 (the PRINCIPAL
      DEED). As of the date of this Deed, any future rights or obligations (excluding such obligations accrued to the date of this Deed) of a party under the Principal Deed shall be extinguished and shall instead be governed by this Deed.

2.    CREATION OF MORTGAGES TRUST

2.1   INITIAL TRUST PROPERTY

      On 13th June, 2002 the Share Trustee of the Mortgages Trustee settled on trust the Initial Trust Property to be held on trust absolutely as to both capital and income by the Mortgages Trustee for the benefit, as tenants in common, of the Seller as to the Initial Seller Share Percentage and Funding 1 as to the Initial Funding 1 Share Percentage.

2.2   INITIAL CLOSING TRUST PROPERTY

      Pursuant to the provisions of the Mortgage Sale Agreement, the Seller assigned the Initial Closing Trust Property to the Mortgages Trustee on the Initial Closing Date.

2.3   FUTURE TRUST PROPERTY

      From time to time and pursuant to the Mortgage Sale Agreement, the Seller has sold and intends to sell the Future Trust Property to the Mortgages Trustee.

2.4   TRUST PROPERTY

      Subject to CLAUSE 3, the Mortgages Trustee shall hold the Trust Property as to both capital and income on trust absolutely for Funding 1 (as to the Funding 1 Share) and for the Seller (as to the Seller Share) as tenants in common upon, with and subject to all the trusts, powers and provisions of this Deed.

3.    CONDITIONS PRECEDENT

3.1 The Initial Trust Property is held by the Mortgages Trustee on the Mortgages Trust.

3.2 The Initial Closing Trust Property shall be held by the Mortgages Trustee on the Mortgages Trust upon the satisfaction of the following conditions precedent:

      (a) due execution and delivery of the Mortgage Sale Agreement as amended and restated by all parties to it;

      (b)    due execution and delivery of this Deed by all parties to it; and

      (c) in respect of the Funding 1 Share of the Trust Property only, payment of the Purchase Price by Funding 1 to the Seller.

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3.3   The Initial Closing Trust Property and any Future Trust Property shall be held by the Mortgages Trustee on the Mortgages Trust subject to satisfaction of the conditions set out in CLAUSE 4.1 of the Mortgage Sale Agreement for the sale of New Loans and their New Related Security to the Mortgages Trustee.

4.    ACQUISITION BY FUNDING 1 OF AN INCREASED INTEREST IN THE TRUST PROPERTY

4.1   OFFER TO PAY

      On not more than 60 days' written notice nor less than 20 days' written notice, Funding 1 may offer to make a payment to the Seller so as to increase Funding 1's share of the Trust Property and to cause a corresponding decrease in the Seller's share of the Trust Property on the date specified in that notice. Such offer may only be accepted if the following conditions precedent are satisfied on such date:

      (a) no deficiency is recorded on the Principal Deficiency Ledger as at the most recent Funding 1 Interest Payment Date;

      (b) no Note Event of Default or Intercompany Loan Event of Default shall have occurred which is continuing or unwaived as at the relevant date;

      (c) the Security Trustee is not aware that the increase in the Funding 1 Share of the Trust Property (or the corresponding decrease in the Seller Share of the Trust Property) would adversely affect the then current credit ratings by the Rating Agencies (or any of them) of the Notes;

      (d) the Notes have been issued by the relevant Issuer, the subscription proceeds received on behalf of the relevant Issuer and advanced by the relevant Issuer to Funding 1 pursuant to an Intercompany Loan Agreement, the proceeds of which will be applied by Funding 1 to make the payment referred to in the notice on the relevant date;

      (e) Funding 1 has entered into, if necessary, a New Start-up Loan and a New Funding 1 Swap and adjustments have been made, if required, to the General Reserve Fund;

      (f) receipt of a solvency certificate executed by an authorised signatory of the Seller in form and content acceptable to the Mortgages Trustee, Funding 1 and the Security Trustee;

      (g) as at the relevant date, the aggregate Outstanding Principal Balance of Loans constituting the Trust Property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate Outstanding Principal Balance of all Loans constituting the Trust Property;

      (h) the Seller has not received written notice that the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are not rated at least P-1 by Moody's, A-1 by Standard and Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding 1 on the relevant date;

      (i) the product of the WAFF and WALS for the Loans constituting the Trust Property calculated on the relevant date in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time) does not exceed the product of the WAFF and WALS for the Loans constituting the Trust Property calculated on the most recent previous Closing Date, plus 0.25 per cent.;

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      (j)    the loan-to-value ratio of Loans in the Trust Property, after application of the LTV Test on the relevant date, does not exceed the loan-to-value ratio (based on the LTV Test) of Loans in the Trust Property on the most recent previous Closing Date plus 0.25 per cent.; and

      (k) the General Reserve Fund has not been debited on or before the relevant date for the purposes of curing a Principal Deficiency in respect of the Term Advances in circumstances where the General Reserve Fund has not been replenished by a corresponding amount by the relevant date.

      Funding 1 may not make or offer to make a payment to the Seller in consideration of an increased share of the Trust Property if, as at the relevant date, the Step-up Date in respect of any Note has been reached and the Issuer who issued that Note has not exercised its option to redeem that Note as at the relevant date in accordance with the Terms and Conditions of that Note. For the avoidance of doubt, this prohibition on Funding 1 making a payment to the Seller in consideration of an increased share of the Trust Property shall remain in effect only so long as any such Note remains outstanding and, upon, its redemption, Funding 1 may again make a payment to the Seller in consideration of an increased share of the Trust Property.

4.2   COMPLETION OF ASSIGNMENT

      If an offer is made by Funding 1 in accordance with CLAUSE 4.1 above and that offer is accepted by the Seller, Funding 1 shall, subject to satisfaction of the conditions precedent set out in CLAUSE 4.1 above, pay to the Seller an amount equal to the increase in the Funding 1 share of the Trust Property, the Funding 1 Share of the Trust Property shall increase by a corresponding amount and the Seller Share of the Trust Property shall decrease by the same amount.

4.3   AUDIT OF LOANS CONSTITUTING THE TRUST PROPERTY

      If the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller fall below A-1 by Standard & Poor's, P-1 by Moody's and/or F1 by Fitch, then the Beneficiaries shall appoint a firm of independent auditors (approved by the Rating Agencies) to determine whether the Loans and their Related Security (or any part of them) constituting the Trust Property complied with the representations and warranties set out in Schedule 1 of the Mortgage Sale Agreement as at the date such Loans were sold to the Mortgages Trustee. The costs of such independent auditors shall be borne by the Beneficiaries pro rata according to their respective current percentage shares in the Trust Property.

5.    INITIAL FUNDING 1 SHARE AND INITIAL SELLER SHARE

5.1   INITIAL FUNDING 1 SHARE

      The Initial Funding 1 Share of the Trust Property was
      {pound-sterling}34.38 as at 13th June, 2002 and
      {pound-sterling}3,478,376,344.38 as at the Initial Closing Date. The Initial Funding 1 Share Percentage was the Initial Funding 1 Share expressed as a percentage of the Trust Property as at the Initial Closing Date, such percentage being 34.38 per cent.

5.2   INITIAL SELLER SHARE

      The Initial Seller Share of the Trust Property was the total amount of the Trust Property minus the Initial Funding 1 Share as at 13th June, 2002. As at the Initial Closing Date, the Initial Seller Share was {pound-sterling}6,638,679,574.44 and the Initial Seller Share Percentage was equal

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      to 100 per cent. minus the Initial Funding 1 Share Percentage, such percentage being 65.62 per cent.

6.    ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST

6.1 Any increase in the Outstanding Principal Balance of a Loan due to Capitalised Interest will be allocated to the Funding 1 Share of the Trust Property and to the Seller Share of the Trust Property, based on respectively the Funding 1 Share Percentage and the Seller Share Percentage in the Trust Property as calculated on the most recent Calculation Date.

6.2 Prior to an Insolvency Event occurring in respect of the Seller, on each Distribution Date the Seller shall make a cash payment to Funding 1 in an amount equal to Funding 1's share of the Capitalised Interest in respect of those Loans that are subject to Payment Holidays. As a result of making such payment the Seller Share of the Trust Property will increase by an amount equal to the amount paid to Funding 1 for Funding 1's Share of the Capitalised Interest and Funding 1's Share of the Trust Property will decrease by a corresponding amount. The cash payment shall be made in accordance with CLAUSE 6.4 below.

6.3 If an Insolvency Event occurs in respect of the Seller, then the Seller may acquire from Funding 1 its share of the Capitalised Interest in the same manner as is contemplated in CLAUSE 6.2, but it is not obliged to do so.

6.4 In respect of the cash payment to be made by the Seller pursuant to CLAUSE 6.2, the Seller hereby directs the Mortgages Trustee to deduct from the Seller's Share of the Mortgages Trust Available Revenue Receipts (allocated to the Seller pursuant to CLAUSE 10.2 of this Deed) an amount equal to such cash payment and to pay the same to Funding 1 in satisfaction of the Seller's obligations under CLAUSE 6.2. To the extent that the Seller's Share of the Mortgages Trust Available Revenue Receipts is less than the amount required to be paid by it pursuant to CLAUSE 6.2, then the Seller shall pay an amount equal to the shortfall directly to Funding 1 from its own resources.

7. PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

7.1   CONDITIONS PRECEDENT TO ACCEPTANCE OF OFFER

      On each occasion that the Seller offers to make a payment to Funding 1 of the amount outstanding under an Intercompany Loan (referred to in this CLAUSE 7 as the RELEVANT INTERCOMPANY LOAN), then Funding 1 may accept that offer but only if:

      (a) the Security Trustee has received written confirmation from each of the Rating Agencies that the then current ratings of the Notes would not be adversely affected by Funding 1 accepting the offer;

      (b) Funding 1 would receive the payment from the Seller on a Funding 1 Interest Payment Date; and

      (c) Funding 1 will apply the proceeds of the payment to repay the relevant Intercompany Loan and the relevant Issuer has confirmed to Funding 1 that on that Funding 1 Interest Payment Date it will use the proceeds of the relevant payment to repay the corresponding classes of Notes.

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7.2   ADJUSTMENT TO SHARES IF OFFER ACCEPTED

      If Funding 1 accepts the offer as described in CLAUSE 7.1 above, then the Funding 1 Share of the Trust Property shall decrease by an amount corresponding to the amount paid by the Seller and the Seller Share of the Trust Property shall increase by the same amount.

8. ADJUSTMENT OF FUNDING 1 SHARE PERCENTAGE AND SELLER SHARE PERCENTAGE ON CALCULATION DATES

8.1   DISTRIBUTION

      On each Calculation Date, excluding, for the avoidance of doubt, the Initial Closing Date, the Funding 1 Share Percentage and the Seller Share Percentage will be recalculated by the Cash Manager (on behalf of the Mortgages Trustee and the Beneficiaries) based on the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property (as adjusted from time to time) as at the close of business on the London Business Day immediately preceding that Calculation Date. On each Distribution Date, the Mortgages Trustee will distribute Principal Receipts and Revenue Receipts in accordance with CLAUSES 10 and 11 hereof.

8.2   CURRENT FUNDING 1 SHARE PERCENTAGE

      On each Calculation Date (the RELEVANT CALCULATION DATE) or on the date that the Mortgages Trust terminates, the Current Funding 1 Share Percentage will be recalculated and the recalculated amount will take effect from the next Distribution Date. The "Current Funding 1 Share Percentage" will be an amount, expressed as a percentage (calculated to an accuracy of five decimal places (rounded upwards), equal to:

                                  A - B - C + D + E + F
                                 ----------------------- x 100
                                             G

      where,

      A   = the Current Funding 1 Share as calculated on the immediately preceding Calculation Date (or, in the case of the first Calculation Date, the Initial Funding 1 Share as at the Initial Closing Date);

      B   = the amount of any Principal Receipts to be distributed to Funding
            1 on the Distribution Date immediately following the relevant Calculation Date in accordance with the provisions described in CLAUSE 11 below;

      C   = the amount of any Losses sustained on the Loans in the period from the last Calculation Date to the relevant Calculation Date and the amount of any reductions occurring in respect of the Loans as described in paragraphs of CLAUSE 8.4(a), in each case allocated to Funding 1 in the Calculation Period ending on the relevant Calculation Date;

      D   = an amount equal to any consideration to be paid by Funding 1 to the Seller in relation to any New Loans to be sold to the Mortgages Trustee on the relevant Calculation Date;

      E   = an amount equal to any consideration to be paid by Funding 1 to the Seller in relation to any acquisition by Funding 1 from the Seller on the relevant Calculation Date of an interest in the Trust Property;

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      F   = an amount equal to any Capitalised Interest accruing on a Loan due to Borrowers taking payment holidays or which has been allocated to Funding 1 since the immediately preceding Calculation Date, less the amount to be paid by the Seller on the relevant Distribution Date to acquire an interest in the Trust Property in accordance with CLAUSE 6 above; and

      G   = the aggregate Outstanding Principal Balance of all the Loans constituting the Trust Property as at the relevant Calculation Date including after making the distributions, allocations and additions referred to in (B), (C), (D), (E) and (F) above, and after taking account of any distributions of Principal Receipts to Funding 1 and the Seller, the amount of any Losses allocated to Funding 1 and the Seller, the amount of any increase in the balances of the loans constituting the Trust Property due to capitalisation of insurance premiums due by Borrowers or Borrowers taking Payment Holidays under Loans, the adjustments referred to in paragraphs to (inclusive) of CLAUSE 8.4(a) below (or, if the Seller Share is zero, the adjustments referred to in paragraph (i) only)and the amount of any other additions or subtractions to the Trust Property.

8.3   CURRENT FUNDING 1 SHARE

      The "Current Funding 1 Share" will be an amount equal to:

                                A - B - C + D + E + F

      where "A", "B", "C", "D", "E" and "F" have the meanings specified in CLAUSE 8.2 above.

8.4   ADJUSTMENTS TO TRUST PROPERTY

      (a) On each relevant Calculation Date, the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property shall be reduced or, as the case may be, deemed to be reduced for the purposes of the calculation set out in "G" above, if any of the following events has occurred during the Calculation Period immediately preceding the relevant Calculation Date:

             (i) any Borrower exercises a right of set-off in relation to Loans constituting part of the Trust Property so that the amount of principal and/or interest owing under a loan is reduced but no corresponding amount is received by the Mortgages Trustee in which event the total amount of Trust Property shall be reduced by an amount equal to the amount set-off; and/or

             (ii) a Loan or its Related Security (i) is in breach of the Loan Warranties in the Mortgage Sale Agreement, (ii) is the subject of a Further Advance or (iii) is the subject of a Product Switch in the circumstances set out in CLAUSE 8.4 of the Mortgage Sale Agreement or other obligation of the Seller to repurchase, and if the Seller fails to repurchase the Loan or Loans under the relevant Mortgage Account and their Related Security as required by the terms of the Mortgage Sale Agreement, then the Trust Property shall be deemed to be reduced for the purposes of the calculation of "G" in CLAUSE 8.2 above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

             (iii) the Seller would be required to repurchase a Loan and its
                   Related Security in accordance with the terms of the Mortgage Sale Agreement, but such Loan and its Related Security are not capable of repurchase, in which case the Trust Property shall be deemed to be reduced for the purposes of the calculation of "G" in CLAUSE 8.2


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                   above by an amount equal to the Outstanding Principal
                   Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

             (iv) the Seller materially breaches any other material warranty under the Mortgage Sale Agreement and/or (for so long as it is the Servicer) the Servicing Agreement, in which event the aggregate Outstanding Principal Balance of Loans constituting the Trust Property shall be deemed for the purposes of the calculation of "G" in CLAUSE 8.2 above to be reduced by an amount equivalent to all losses, costs, liabilities, claims, expenses and damages incurred by the Beneficiaries as a result of such breach.

      (b) The reductions and deemed reductions set out in paragraph to (inclusive) of CLAUSE 8.4(a) above shall be made on the relevant Calculation Date first to the Seller's Share (including the Minimum Seller Share) of the Trust Property only, and thereafter in respect of paragraph (i) only) shall be made to the Funding 1 Share of the Trust Property.

      (c) If at any time after the Initial Closing Date the Mortgages Trustee holds, or there is held to its order, or it receives, or there is received to its order any property, interest, right or benefit relating to any Loan and its Related Security which is or has been subject to any reduction or deemed reduction pursuant to paragraphs to (inclusive) of CLAUSE 8.4(a) above, then such property, interest, right or benefit shall constitute a Revenue Receipt under the relevant Loan. Such Revenue Receipt shall belong to Funding 1 (but only if and to the extent that the related reductions were applied against the Funding 1 Share of the Trust Property) and thereafter shall belong to the Seller.

8.5   CURRENT SELLER SHARE PERCENTAGE

      On each Calculation Date, the "Current Seller Share Percentage" will be an amount calculated to the accuracy of five decimal places equal to:

                     100% - Current Funding 1 Share Percentage.

8.6   CURRENT SELLER SHARE

      The "Current Seller Share" will be an amount equal to:

       Outstanding Principal Balance of all the Loans in the Trust Property on the relevant Calculation Date - Current Funding 1 Share.

8.7   FUNDING 1 SHARE/SELLER SHARE

      Neither the Funding 1 Share nor the Seller Share may be reduced below zero. At all times the Funding 1 Share Percentage and the Seller Share Percentage shall be equal to 100 per cent. of the Trust Property.

9.    MINIMUM SELLER SHARE

9.1   INITIAL MINIMUM SELLER SHARE

      The Seller Share of the Trust Property includes an amount equal to the Minimum Seller Share. Unless and until the Funding 1 Share of the Trust Property is in an amount equal to zero or an Asset Trigger Event occurs, the Seller will not be entitled to receive Principal


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      Receipts which would reduce the Seller Share of the Trust Property to an amount less than the Minimum Seller Share and the Seller consents and directs the Mortgages Trustee accordingly.

9.2   FLUCTUATION OF MINIMUM SELLER SHARE ON EACH CALCULATION DATE

      At the Initial Closing Date, the Minimum Seller Share was
      {pound-sterling}505,862,790.74. The amount of the Minimum Seller Share will be recalculated on each Calculation Date in accordance with the following formula:

                                      X + Y + Z

      where:

      X   = 5% of the aggregate Outstanding Principal Balance of all Loans comprised in the Trust Property;

      Y   = the product of: (p x q) x r where:

      p   = 8%;

      q   = the FLEXIBLE DRAW CAPACITY, being an amount equal to the excess of (i) the maximum amount that Borrowers are entitled to draw under Flexible Loans included in the Trust Property (whether or not drawn) over (ii) the aggregate principal balance of actual Flexible Loan advances made to Borrowers in the Trust Property on the relevant Calculation Date (but excluding the Initial Advances made thereunder); and

      r   = 3; and

      Z   = the aggregate sum of reductions deemed made (if any) in
            accordance with paragraphs (ii), (iii) and (iv) of CLAUSE 8.4(a).

9.3 RECALCULATION OF MINIMUM SELLER SHARE FOLLOWING OCCURRENCE OF EXCEPTIONAL EVENTS

      Prior to the occurrence of a Trigger Event:

      (a) the calculation of the Minimum Seller Share in accordance with CLAUSE 9.2 above will be recalculated or increased (in consultation with the relevant Rating Agencies) if the Seller merges or otherwise combines its business with another bank or other financial institution so as to increase the risks associated with Borrowers holding deposits in Halifax accounts and such merger or combination would adversely affect the then current ratings of the Notes and such adverse effect on the then current ratings of the Notes would be avoided if the Minimum Seller Share was so recalculated or increased;

      (b) the calculation of the Minimum Seller Share in accordance with CLAUSE 9.2 above will be recalculated or increased (in consultation with the relevant Rating Agencies) if notice has been received from one or more of the Rating Agencies that the then current ratings of the Notes would be downgraded and that such downgrade would be avoided if the Minimum Seller Share was so recalculated or increased;

      (c) the amount of the Minimum Seller Share as calculated in accordance with CLAUSE 9.2 above will be decreased (and the calculation thereof amended accordingly) from time to time at the request of the Seller or Funding 1 (acting reasonably) provided that the Security Trustee has received written confirmation from each of the Rating Agencies that there would be no adverse effect on the then current ratings of the Notes as a result thereof.

10.   ALLOCATION AND DISTRIBUTION OF REVENUE RECEIPTS

10.1  ALLOCATION AND DISTRIBUTION OF THIRD PARTY AMOUNTS

      Pursuant to the Cash Management Agreement, the Cash Manager (at the direction of the Mortgages Trustee on behalf of the Beneficiaries at their direction and with their consent) will deduct, as and when identified, Third Party Amounts from the Revenue Receipts standing to the credit of the Mortgages Trustee GIC Account, and pay over the same to the proper recipients thereof. The Mortgages Trustee and the Beneficiaries hereby consent to such deductions.

10.2  ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS

      On each Distribution Date the Cash Manager (at the direction of the Mortgages Trustee and on behalf of the Beneficiaries at their direction and with their consent) will allocate and distribute Mortgages Trust Available Revenue Receipts as follows:

      (a) firstly, in or towards satisfaction pari passu and pro rata according to the respective amounts thereof of:

             (i) any costs, charges, liabilities and expenses then due or to become due to the Mortgages Trustee under the provisions of this Deed or any terms agreed by the Mortgages Trustee with the Seller and Funding 1 in writing together with VAT thereon as provided herein (if payable); and

             (ii) any amounts due and payable by the Mortgages Trustee to third parties in respect of the Mortgages Trust and incurred without breach by the Mortgages Trustee of the documents to which it is a party and for which payment has not been provided for elsewhere), (including amounts due to H.M Customs and Excise and/or to the Inland Revenue or any other taxation authority which has jurisdiction over the Trust Property or the Mortgages Trustee in respect of any stamp, issue, registration, documentary and other fees, duties and taxes (including interest and penalties) payable by the Mortgages Trustee in connection with (i) the execution and delivery of this Deed; (ii) any action to be taken by or on behalf of the Mortgages Trustee to enforce or to resolve any doubt concerning or, for any other purpose in relation to, the Mortgages Trust Deed; and (iii) any such tax which is primarily due from either or both of the Seller and Funding 1 in their capacities as Beneficiaries (and, for the avoidance of doubt, only in such capacities) in circumstances where the Mortgages Trustee has made a payment of such tax (or part thereof) by reason of a failure by the Seller or Funding 1 to discharge their primary liability in respect of such tax);

      (b) secondly, in or towards satisfaction of any remuneration then due and payable or to become due and payable during the following Calculation Period to the Servicer and any costs, charges, liabilities and expenses then due or to become due to the Servicer under the provisions of the Servicing Agreement, together with VAT thereon as provided therein (if payable);

      (c) thirdly, to allocate and pay to Funding 1 an amount equal to the lesser of:

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



             (x) an amount determined by multiplying the total amount of the remaining Mortgages Trust Available Revenue Receipts by the Funding 1 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation Date); and

             (y) the aggregate of Funding 1's obligations on the immediately succeeding Funding 1 Interest Payment Date as set out under the Funding 1 Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding 1 Post-Enforcement Priority of Payments (but excluding any principal amount due under any Intercompany Loan and/or items (j) and (k) of the Funding 1 Post-Enforcement Priority of Payments), less (in each case only to the extent that such amounts of interest or income would not otherwise be payable under the Intercompany Loan or, as applicable, the Notes, on the succeeding Interest Payment Date) the sum of (i) the interest or other income credited or to be credited to Funding 1's Bank Accounts on the immediately succeeding Funding 1 Interest Payment Date and (ii) all other income (not derived from the distribution of Revenue Receipts under the Mortgages Trust) which will constitute Funding 1 Available Revenue Receipts on the succeeding Funding 1 Interest Payment Date;

      (d) fourthly, to allocate and distribute to the Mortgages Trustee and/or Funding 1 (as applicable), an amount equal to any Loss Amount suffered or incurred by it or them (as applicable); and

      (e) fifthly, to allocate and distribute to the Seller an amount equal to (if positive) the Mortgages Trust Available Revenue Receipts less the amount of such Mortgages Trust Available Revenue Receipts applied and/or allocated under paragraphs (a) to (d) above.

11.   ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS

11.1  ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS

      (a) On each Calculation Date (the RELEVANT CALCULATION DATE), prior to distributing any Principal Receipts, the Cash Manager shall ascertain:

             (i)   the amount of Mortgages Trust Available Principal Receipts;

             (ii) whether the Distribution Date immediately succeeding the relevant Calculation Date is within a Cash Accumulation Period relating to a Bullet Term Advance or a Scheduled Amortisation Instalment (the Cash Accumulation Period being calculated separately for each Bullet Term Advance and Scheduled Amortisation Instalment); and

             (iii) Funding 1's Cash Accumulation Requirement and Repayment
                   Requirement.

      (b) On each Distribution Date, the Cash Manager (at the direction of the Mortgages Trustee acting on behalf of the Beneficiaries at their direction and with their consent) shall then allocate and distribute Principal Receipts as provided in this CLAUSE 11.

11.2 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

      On each Distribution Date where no Trigger Event has occurred on or before the immediately preceding Calculation Date, the Cash Manager shall allocate and distribute Mortgages Trust Available Principal Receipts as follows:

      (a) firstly, where Funding 1 has no Cash Accumulation Requirement and no Repayment Requirement on that Distribution Date, to allocate the Mortgages Trust Available Principal Receipts to the Seller until the Seller Share of the Trust Property (as calculated on the Relevant Share Calculation Date) is equal to the Minimum Seller Share;

      (b) secondly, if Funding 1 has a Cash Accumulation Requirement on that Distribution Date, to allocate the Mortgages Trust Available Principal Receipts to Funding 1 in an amount up to but not exceeding Funding 1's Cash Accumulation Requirement on that Distribution Date;

      (c) thirdly, if Funding 1 has a Repayment Requirement on that Distribution Date, to allocate the Mortgages Trust Available Principal Receipts to Funding 1 in an amount up to but not exceeding Funding 1's Repayment Requirement on that Distribution Date; and

      (d) fourthly, to allocate the remainder of the Mortgages Trust Available Principal Receipts, if any, to the Seller until the Seller Share of the Trust Property (as calculated on the Relevant Share Calculation Date) is equal to the Minimum Seller Share.

11.3 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT

      On each Distribution Date where a Non-Asset Trigger Event has occurred on or before the immediately preceding Calculation Date and an Asset Trigger Event has not occurred on or before that Calculation Date, all Mortgages Trust Available Principal Receipts shall be allocated and distributed to Funding 1 until the Funding 1 Share of the Trust Property (as calculated on the relevant Share Calculation Date) is zero and shall thereafter be allocated and paid to the Seller.

11.4 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT

      On each Distribution Date where an Asset Trigger Event has occurred on or before the immediately preceding Calculation Date, all Mortgages Trust Available Principal Receipts shall be allocated and distributed pari passu and pro rata between Funding 1 and the Seller according to the Current Funding 1 Share Percentage of the Trust Property (as calculated on the Relevant Share Calculation Date) and the Current Seller Share Percentage of the Trust Property (as calculated on the Relevant Share Calculation Date) respectively until, in the case of Funding 1, the Funding 1 Share of the Trust Property is zero (and, for the avoidance of doubt, such payments may reduce the Current Seller Share to an amount less than the Minimum Seller Share). When the Funding 1 Share of the Trust Property is zero, the remaining Mortgages Trust Available Principal Receipts (if any) shall be allocated to the Seller.

12.   ALLOCATION OF LOSSES

      Subject as provided in this Deed (and in particular, CLAUSE 8), all Losses sustained on the Loans during a Calculation Period shall be applied in reducing pro rata both the Funding 1 Share and the Seller Share of the Trust Property. Funding 1's share and the Seller's share of the Losses shall be determined by multiplying the Losses in the relevant Calculation Period by the Current Funding 1 Share Percentage, (as calculated on the Relevant Share Calculation Date), the product of which shall be allocated to Funding 1, and the remainder of such Losses shall be allocated to the Seller, on each Calculation Date, in each case prior to calculating the allocation of Mortgages Trustee Available Principal Receipts on that Calculation Date.

13.   FUNDING 2 BECOMES A BENEFICIARY OF THE MORTGAGES TRUST

      On not more than 60 days' written notice nor less than 20 days' written notice to the Mortgages Trustee, Funding 1 and the Seller may direct the Mortgages Trustee to add Funding 2 as a beneficiary to the Mortgages Trust. The Mortgages Trustee shall include Funding 2 as a beneficiary of the Mortgages Trust if Funding 1 (or the Security Trustee) notifies the Mortgages Trustee in writing that the following conditions precedent are satisfied on the date of such inclusion:

      (a) that the Security Trustee has received written confirmation from each of the Rating Agencies that the inclusion of Funding 2 as a beneficiary of the Mortgages Trust would not have an adverse effect on the then current ratings of the Notes;

      (b) no deficiency is recorded on the Principal Deficiency Ledger as at the most recent Funding 1 Interest Payment Date;

      (c) no Note Event of Default or Intercompany Loan Event of Default shall have occurred which is continuing or unwaived as at the relevant Distribution Date;

      (d) requisite amendments have been made to the Transaction Documents to enable the inclusion of Funding 2 as a beneficiary to the Mortgages Trust (including, without limitation, changes to the way in which the Mortgages Trustee will allocate Mortgages Trust Revenue Receipts and Mortgages Trust Principal Receipts under this
             Deed); and

      (e) the General Reserve Fund has not been debited on or before the relevant Distribution Date for the purposes of curing a Principal Deficiency in respect of the Term Advances in circumstances where the General Reserve Fund has not been replenished by a corresponding amount by the date.

14.   LEDGERS

      The Mortgages Trustee shall maintain, or shall procure that there are maintained, the following Mortgages Trustee Ledgers:

      (a) the Principal Ledger, which shall record all receipts of Principal Receipts and distribution of the same to Funding 1 and the Seller;

      (b) the Revenue Ledger, which shall record all receipts of Revenue Receipts and distribution of the same to Funding 1 and the Seller;

      (c) the Losses Ledger, which shall record Losses in relation to the Loans; and

      (d) the Funding 1 Share/Seller Share Ledger which shall record the Current Funding 1 Share, the Current Seller Share of the Trust Property, the Current Funding 1 Share Percentage and the Current Seller Share Percentage.

15.   COSTS AND EXPENSES OF THE MORTGAGES TRUSTEE

      The Mortgages Trustee shall be entitled to charge and be remunerated for the work undertaken by it as trustee of the trusts created by this Deed. The remuneration shall be on such terms (if any) as the Mortgages Trustee may from time to time agree with the Seller and Funding 1 in writing. Funding 1 and the Seller shall indemnify the Mortgages Trustee from time to time with such regularity as is reasonably agreed between the parties, for the documentable costs and expenses directly and properly incurred by the Mortgages Trustee in performing its obligations hereunder together with any amounts in respect of Irrecoverable VAT incurred in respect of such costs and expenses. The cost of such indemnity shall be paid in accordance with the priority of payments set out in CLAUSE 10.2 of this Deed.

16.   DIRECTIONS FROM BENEFICIARIES

16.1 On the Initial Closing Date, the Mortgages Trustee entered into the Servicing Agreement, the Cash Management Agreement, the Mortgage Sale Agreement, the Mortgages Trustee Guaranteed Investment Contract and the Bank Account Agreement.

16.2 Subject to CLAUSE 16.4 below, the Mortgages Trustee covenants with the Seller and Funding 1 that the Mortgages Trustee shall take all necessary steps and do everything which both Funding 1 and the Seller (acting together) may reasonably request or direct it to do in order to give effect to the terms of this Deed or the other Transaction Documents to which the Mortgages Trustee is a party.

16.3 Funding 1 and the Seller covenant with each other that neither shall direct or request the Mortgages Trustee to do any act or thing which breaches the terms of, or is otherwise expressly dealt with (such that the Mortgages Trustee has no discretion) by, any of the Transaction Documents.

16.4 The Mortgages Trustee will not be bound and shall have no power to take any proceedings, actions or steps under or in connection with any of this Deed or the other Transaction Documents to which it is a party unless:

      (a) it shall have been directed to do so by the Beneficiaries or it is required to do so under any express provision of this Deed or the other Transaction Documents (but subject to CLAUSE 16.2 in respect of conflict of directions); and

      (b) it shall have been indemnified to its satisfaction against all liabilities, proceedings, claims and demands to which it may be or become liable and all costs, charges and expenses which may be incurred by it in connection therewith and the terms of such indemnity may include the provision of a fighting fund, non-recourse loan or other similar arrangement.

16.5  COVENANT OF THE MORTGAGES TRUSTEE

      Subject to CLAUSE 16.2, the Mortgages Trustee covenants with each of the Seller and Funding 1 to exercise all of its rights arising under the Trust Property (including without limitation any rights of enforcement) for the benefit of and on behalf of the Beneficiaries.

17.   TRANSFERS

17.1  FUNDING 1 SHALL NOT ASSIGN

      Subject to the terms of the Transaction Documents (including for the avoidance of doubt, the Funding 1 Deed of Charge and the Second Supplemental Funding 1 Deed of Charge) and the right of Funding 1 (or the Security Trustee or a Receiver on its behalf) to sell the Funding 1 Share of the Trust Property following the service of an Intercompany Loan Enforcement Notice (which right is hereby conferred), Funding 1 covenants with the Seller that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Funding 1 Share in the Trust Property and/or its rights under this Deed, or any of Funding 1's rights, title and interest or benefit in the Trust Property and/or this Deed to or in favour of a third party.

17.2   SELLER SHALL NOT ASSIGN

      Subject to the terms of the Transaction Documents, the Seller covenants with Funding 1 that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Seller Share in the Trust Property and/or its rights under this Deed or any of the Seller's rights, title and interest or benefit in the Trust Property and/or this Deed to or in favour of a third party, without the prior consent of Funding 1 (such consent not to be unreasonably withheld).

17.3  TRANSFERS TO FUNDING 2

      Subject to CLAUSE 13, the parties hereby acknowledge that Funding 2 may become a beneficiary to the Mortgages Trust after the Initial Closing Date and if it is to become such a beneficiary then the Seller and/or Funding 1 shall be entitled to sell, assign, transfer, convey, charge, declare a trust over, create a beneficial interest in, or otherwise dispose of their respective shares in the Trust Property to Funding 2 or, as the case may be, Funding 1 or the Seller.

18.   COVENANTS OF THE MORTGAGES TRUSTEE

      Save with the prior written consent of the Beneficiaries or as provided in or envisaged by this Deed and the other Transaction Documents to which the Mortgages Trustee is a party, the Mortgages Trustee shall not, so long as it is acting as Mortgages Trustee hereunder:

      (A)    NEGATIVE PLEDGE

             create or permit to subsist any mortgage, standard security, pledge, lien, charge, assignation in security or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future;

      (B)    DISPOSAL OF ASSETS

             transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so;

      (C)    EQUITABLE INTEREST

             permit any person other than the Beneficiaries to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

      (D)    BANK ACCOUNTS

             have an interest in any bank account, other than as set out in the Transaction Documents;

      (E)    RESTRICTIONS ON ACTIVITIES

             carry on any business other than as described in this Deed and the Mortgage Sale Agreement;

      (F)    BORROWINGS

             incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any such indebtedness;

      (G)    MERGER

             consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

      (H)    EMPLOYEES OR PREMISES

             have any employees or premises or subsidiaries;

      (I)    FURTHER SHARES

             issue any further shares;

      (J)    ACQUISITIONS

             acquire any assets other than pursuant to the terms of the Mortgage Sale Agreement and this Mortgages Trust Deed (whereby any New Portfolio shall be held by the Mortgages Trustee subject to the Mortgages Trust); or

      (K)    UNITED STATES ACTIVITIES

             engage in any activities in the United States (directly or through agents) or derive any income from United States sources as determined under United States income tax principles or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

19.   POWER TO DELEGATE

19.1  POWER TO DELEGATE

      Subject to CLAUSE 19.2, the Mortgages Trustee may (notwithstanding any rule of law or equity to the contrary) delegate (revocably or irrevocably and for a limited or unlimited period of time) the performance of all or any of its obligations and the exercise of all or any of its powers under this Deed or imposed or conferred on it by law or otherwise to any person or body of persons fluctuating in number selected by it and any such delegation may be by power of attorney or in such other manner as the Mortgages Trustee may think fit and may be made upon such terms and conditions (including the power to sub-delegate) as the Mortgages Trustee may think fit.

19.2   NO FURTHER APPOINTMENTS

      Notwithstanding the provisions of CLAUSE 19.1, the Mortgages Trustee shall not appoint any agent, attorney or other delegate having power to act in respect of the Trust Property unless it is directed in writing to do so by the Beneficiaries. The appointment of any agent, attorney or other delegate shall terminate immediately upon the occurrence of a Trigger Event.

20.   POWERS OF INVESTMENT

      Save as expressly provided for in this Deed, the Mortgages Trustee Guaranteed Investment Contract and the Bank Account Agreement, the Mortgages Trustee shall have no further or other powers of investment with respect to the Trust Property and neither the Trustee Act 2000 nor any other provision relating to trustee powers of investment implied by statute or general law shall apply to the Mortgages Trust and, for the avoidance of doubt, the statutory power to accumulate income conferred on trustees by Section 31 of the Trustee Act 1925 is expressly excluded.

21.   OTHER PROVISIONS REGARDING THE MORTGAGES TRUSTEE

21.1  NO ACTION TO IMPAIR TRUST PROPERTY

      Except for actions expressly authorised by this Deed, the Mortgages Trustee shall take no action reasonably likely to impair the interests of the Beneficiaries in any Trust Property now existing or hereafter created or to impair the value of any Loan or its Related Security subject to the Mortgages Trust.

21.2  LITIGATION

      The Mortgages Trustee must not prosecute or defend any legal or other proceedings anywhere in the world (at the cost of the Trust Property) unless it obtains legal or other advice that it is in the interests of the Beneficiaries to do so.

21.3  NO IMPLIED DUTIES

      The duties and obligations of the Mortgages Trustee under the Mortgages Trust shall be determined solely by the express provisions of this Deed (but without prejudice to the duties and obligations of the Mortgages Trustee under any of the other Transaction Documents). The Mortgages Trustee shall not be liable under this Deed except for the performance of such duties and obligations as shall be specifically set forth in this Deed. No implied covenants or obligations shall be read into this Deed against the Mortgages Trustee, and the permissible right of the Mortgages Trustee to do things set out in this Deed shall not be construed as a duty.

21.4  NO LIABILITY

      Neither the Mortgages Trustee, Funding 1 (in its capacity as a Beneficiary hereunder) nor the Seller (in its capacity as a Beneficiary hereunder) shall be liable to each other, in the absence of wilful default, negligence or breach of the terms of this Deed, in respect of any loss or damage which arises out of the exercise or attempted or purported exercise or failure to exercise any of their respective powers.

21.5  RELIANCE ON CERTIFICATES

      The Mortgages Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to the Transaction Documents by the proper party or parties.

21.6  RELIANCE ON THIRD PARTIES

      The Mortgages Trustee may, in relation to these presents, act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, broker, accountant, financial adviser, securities dealer, merchant bank, computer consultant or other expert in the United Kingdom or elsewhere and shall not, provided that it shall not have acted fraudulently or in breach of any of the provisions of the Transaction Documents, be responsible for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, telemessage, telex, cable or facsimile device and the Mortgages Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic, provided that such error or lack of authenticity shall not be manifest.

22.   NO RETIREMENT OF MORTGAGES TRUSTEE

22.1  NO RETIREMENT

      The Mortgages Trustee shall not, and shall not purport to, retire as the trustee of the Mortgages Trust or appoint any additional trustee of the Mortgages Trust and shall have no power to retire or appoint any additional trustee under the Trustee Act 1925 or otherwise.

22.2  NO REPLACEMENT

      Neither the Seller nor Funding 1 shall at any time remove or purport to remove and/or replace the Mortgages Trustee as the trustee of the Mortgages Trust.

22.3  NO TERMINATION

      Prior to the payment by Funding 1 of all amounts owing under the Intercompany Loan Agreements and under the Transaction Documents, neither the Seller nor Funding 1 shall at any time, except in accordance with the provisions of CLAUSES 16 and 23, terminate or purport to terminate the Mortgages Trust and, in particular, but without prejudice to the generality of the foregoing, the Seller and Funding 1 shall not in reliance on their absolute beneficial interests in the Trust Property call for the transfer to them or vesting in them of the legal estate in all or any part of the Trust Property.

23.   TERMINATION

      The Mortgages Trust shall terminate in respect of the Trust Property (if any then remains) upon the later to occur of:

      (a) the date upon which all amounts due from Funding 1 to its secured creditors have been paid in full; and

      (b)    any other date agreed in writing by Funding 1 and the Seller.

24.   FURTHER ASSURANCES

      The parties agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Deed.

25.   AMENDMENTS

25.1  AMENDMENTS AND WAIVERS

      Without prejudice to CLAUSE 25.8 of the Funding 1 Deed of Charge, no amendment or waiver of any provision of this Deed nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties to this Deed. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

25.2  ENTIRE AGREEMENT

      This Deed contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this Deed and constitutes the entire agreement among the parties with respect to the subject matter of this Deed superseding all prior oral or written understandings other than the other Transaction Documents.

26.   NON PETITION COVENANT

      The Seller hereby agrees that it shall not institute against either Funding 1 or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement for the duration of one year plus one day since the last day on which any such sum was outstanding.

27.   NO PARTNERSHIP OR AGENCY

      Nothing in this Deed shall be taken to constitute or create a partnership between any of the parties to this Deed or to make or appoint the Seller the agent of Funding 1 (or vice versa).

28.   CALCULATIONS

      In the absence of manifest error, any determination or calculation made by or on behalf of the Mortgages Trustee in connection with the provisions of this Deed shall be deemed to be conclusive.

29.   NO WAIVER; REMEDIES

      No failure on the part of any party to this Deed to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

30.   SEVERABILITY

      Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

31.   TAX

31.1 Any payment by Funding 1 to the Seller to increase its share of the Trust Property shall be inclusive of value added tax (if any).

31.2 Any payment by the Seller to Funding 1 which would increase its share of the Trust Property shall be exclusive of VAT (if any).

31.3 Any stamp duty or stamp duty reserve tax in respect of any increase in Funding 1's share of the Trust Property shall be payable by the Seller.

32.   CONFIDENTIALITY

32.1  GENERAL OBLIGATION OF CONFIDENTIALITY

      Unless otherwise required by applicable law, and subject to CLAUSE 32.2 below, each of the parties agrees not to disclose to any person any information relating to the business, finances or other matters of a confidential nature of or relating to any other party to this Deed or any of the Transaction Documents which it may have obtained as a result of having entered into this Deed or otherwise.

32.2  EXCEPTIONS

      The provisions of CLAUSE 32.1 above shall not apply:

      (a) to the disclosure of any information to any person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;

      (b) to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient;

      (c) to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Taxation authority;

      (d) to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

      (e) to the disclosure of any information with the consent of the parties to this Deed;

      (f) to the disclosure to the Rating Agencies or any of them of such information as may be requested by any of them for the purposes of setting or reviewing the rating assigned to the Notes (or any of them), provided that no information which would disclose the identity of a Borrower shall be disclosed to the Rating Agencies or any of them;

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      (g)    to the disclosure of any information disclosed to a prospective assignee of Funding 1 (provided that it is disclosed on the basis that the recipient will hold it confidential); or

      (h) to any disclosure for the purposes of collecting in or enforcing the Trust Property or any of it.

33.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

34.   ADDRESSES FOR NOTICES

      Any notices to be given pursuant to this Deed will be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and will be deemed to be given (in the case of facsimile transmission) when despatched (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Seller: to Halifax plc (LP/3/3/SEC), at Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0)113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (b) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (facsimile number +44 (0) 1534 726391) for the attention of the Company Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44
             (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (c) in the case of Funding 1: to Permanent Funding (No. 1) Limited, Blackwell House, Guildhall Yard, London, EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

      (d) in each case with a copy to The Bank of New York, One Canada Square, London E14 5AL, (facsimile number +44 (0)20 7964 6061 /
             6399) for the attention of Global Structured Finance - Corporate Trust,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 33.

35.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

35.1  GOVERNING LAW

      This Deed is governed by English law.

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35.1  SUBMISSION TO JURISDICTION

      Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited at Blackwell House, Guildhall Yard, London EC2V 5AE as its agent for service of process.

36.   EXCLUSION OF TRUSTEE ACT 2000

      The Trustee Act 2000 is hereby excluded to the maximum extent permissible, to the intent that it shall not apply to the trusts constituted by this Deed and that the parties shall be in the same position as they would be had that Act not come into force.

IN WITNESS of which this Deed has been executed by the parties hereto as a deed which has been delivered on the date first appearing on page one.


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                                  SIGNATORIES



EXECUTED as a DEED by                   )
HALIFAX PLC                             )
as Seller, Cash Manager                 )
and Beneficiary                         )    ...............................
acting by its attorney                  )
in the presence of                      )    (as attorney for HALIFAX PLC)

Witness's Signature:......................

Name:              .......................

Address:           .......................




EXECUTED as a DEED by                   )
PERMANENT FUNDING (NO. 1)               )
LIMITED acting by its attorney          )    ...............................
in the presence of:                     )    (as attorney for PERMANENT FUNDING
                                             (NO. 1) LIMITED)


Witness's Signature:......................

Name:              .......................

Address:           .......................



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EXECUTED as a DEED on behalf of         )
PERMANENT MORTGAGES TRUSTEE             )
LIMITED, a company incorporated in      )
Jersey, Channel Islands, by             )
being a person who, in                  )
accordance with the laws of that        )
territory is acting under the authority )     ..............................
of the company, in the presence of:     )     (as attorney for PERMANENT
of:                                     )     MORTGAGES TRUSTEE LIMITED)


Witness's Signature:......................

Name:              .......................

Address:           .......................









EXECUTED as a DEED by                   )
SFM OFFSHORE                            )
LIMITED as Share Trustee of the         )
Mortgages Trustee                       )     .............................
acting by its attorney                  )     (as attorney for SFM OFFSHORE
in the presence of:                     )     LIMITED)


Witness's Signature:......................

Name:              .......................

Address:           .......................




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